                                                                    Exhibit 23.1


                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-71863, 333-85047 and 333-90587) and Form S-8
(Nos. 033-06745 and 033-86742) of CMGI, Inc. of our reports dated as follows:

 . June 29,1999 relating to the financial statements of AltaVista, . April, 2 1999 relating to the financial statements of Zip2 Corporation, and . June 9, 1999, except as to Note 12, which is as of July 3, 1999 relating to the financial statements of Shopping.com

which appear in the CMGI, Inc. Current Report on Form 8-K dated June 29, 1999 which is incorporated by reference in this Amendment No. 2 to the Current Report on Form 8-K/A dated August 18, 1999 .



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
November 15, 1999